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Exhibit 32.2

Written Statement
Pursuant To
18 U.S.C. Section 1350

        The undersigned, Paul E. Ross, the Chief Financial Officer of Meade Instruments Corp. (the "Company"), pursuant to 18 U.S.C. §1350, hereby certifies that:

        (i)    the Form 10Q for the quarterly period ended November 30, 2008 of the Company (the "Report") fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

        (ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 16, 2009

By:	/s/ PAUL E. ROSS Paul E. Ross Senior Vice President—Finance and Chief Financial Officer

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  Exhibit 32.2
Written Statement Pursuant To 18 U.S.C. Section 1350